BROKER/DEALER PURCHASE AGREEMENT

This Agreement made as of the 30th day of April, 2020 ("Agreement"), by and between Richfield Orion International, LLC, a Colorado limited liability company (the "Shareholder' , and/or "Seller'), and Richfield Orion International, Inc., a Colorado corporation (the "Company'), and QMIS TBS Capital Group Corp. ("Purchaser"), a Delaware registered corporation with an address of 30 Wall Street. Suite 800, New York, NY 10005.

WITNESSETH:

WHEREAS, The Seller is the owner of all the issued and outstanding common shares (the "Shares"). The Company is engaged in business as a broker dealer registered with the U.S. Securities and Exchange Commission (" SEC"), the Financial Industry Regulatory Authority Inc. ("FINRA") with CRD#24433;

WHEREAS, The Seller desires to sell all voting and controlling Shares held by Seller in the Company to the Purchaser, and the Purchaser desires to buy the Shares. In consideration of the provisions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which consideration is acknowledged within the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Company's Shares, it is hereby agreed, as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Seller agrees to sell to Purchaser at the Closing, all of Seller's Shares for a total price of ($75,000.00) Seventy-five Thousand Dollars (the "Purchase Price") for the corporate interest and not including assets held by the Seller as deposits placed for any activity of the Seller's business, including but not limited to the Company's bank account, Company trading deposit accounts as held at RBC or other trading firms, Company lease deposits and any other business related Company deposits shall, additionally, be due on, or before, the Final Closing of this Agreement as defined below. The sum of ($25,000 Twenty-five Thousand Dollars shall promptly be due to the Seller as an Initial Deposit, as good faith money, (the Deposit) payable on or before April 30, 2020 (Initial Closing Date).

2CLOSING OF PURCHASE.

(a)Upon the Initial Closing of this transaction, failure to meet the requirement to pay any sum when due shall render this Agreement null and void

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and thereafter any, and/or all, funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller.

(b)At the Initial Closing, the Seller will immediately deliver a certificate representing the interest to be transferred at the time of the Final Closing (defined below)

2.1 All outstanding Purchase Price amounts and business deposits remaining deposits, less Initial Deposit as paid/delivered to Seller, shall be finally and absolutely due from Purchaser to Seller no less than 5 calendar days after receipt of (and notice to all parties) of the acceptance by FINRA of the Amended Member Agreement wherein Purchaser shall be acknowledged by FINRA as the sole owner of the Company. This shall constitute the Final Closing ("Final Closing"). In the event that FINRA should deny the acceptance of Buyer as sole owner of the Company this Agreement shall immediately laps

3.REPRESENTATIONS AND WARRANTIES OF SELLER. Seller is the sole member and officer of Company, hereby represents and warrants to Purchaser that:

(i)Company is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Colorado and has the power and authority to carry on the business it is now conducting. Company and/or Seller will obtain any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;

(ii) Company is a member of FINRA and is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer under Section 15(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Company has filed with the SEC and FINRA all necessary documents in order to be active and in good standing as broker/dealer;

(iii)Company has timely filed and is current on all reports required to be filed by it pursuant to the Exchange Act;

(iv)Company will provide, upon request, all financial information available including the financial information required by FINRA filings;

(v)There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Company and/or Seller or against the Seller or other employee, officer, director or members of the Company and

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during the past five (5) years neither Company nor Seller has been a party to any such actions or proceedings. Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever. For the past five years, Company has not received any written customer complaints;

(vi) The Company has no subsidiaries nor any direct or indirect ownership interest in any other Company, partnership, association, firm or business in any manner;

(vii) The business and operation of the Company has and will be conducted in accordance with all applicable laws, rules, regulations, judgments. Neither the execution, delivery or performance of this Agreement (A) violates the Company's operating agreement, Member Agreements or any existing resolutions; and, (8) will cause the Company to lose any benefit or any right or privilege it enjoys under the Exchange Act, FINRA rules or other applicable state securities laws;

(viii) Company has not conducted any business and/or entered into any agreements with third-parties except for such previously disclosed agreements necessary for the operation of the Company's course of doing business

(ix) This Agreement has been duly executed and delivered by constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of the operating agreement and the Rules of the FINRA and both Purchaser and Seller agree that they are bound to both;

(x) Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, and the Shares in the Company held by Seller are the only outstanding;

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that:

(i) Purchaser has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;

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(ii)Purchaser declares that the Purchaser has sufficient funds ready and available to fulfill Purchaser's obligations under this Agreement.

(iii)The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;

(iv) At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising; and,

(v)The Purchaser is an "accredited investor" as defined under Rule 501 under the Securities Act.

(vi)The Purchaser shall be responsible for all expenses incurred from the moment of the closing of this Agreement and going forward and shall adopt all personal guarantees previously agreed to and signed by J. Brett Stuart as acts of the Purchaser.

5. NOTICES. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

Seller:

Brett Stuart

Richfield Orion International, LLC 757 Maleta Lane, suite 202, Castle Rock, CO 80108

Purchaser:

QMIS TBS Capital Group Corp. 30 Wall Street. Suite 800

New York, NY 10005

6.  COMPANY POSITION - J. BRETT STUART. J. Brett Stuart, the Manager Member of the Seller, will remain, for a period of no less than five (5) years, as Chief Executive Officer (CEO) and Chief Compliance Officer (CCO) of the Company under the terms of a separate Employment Contract to be in effect at, or before, the closing of this Agreement.

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7.  NAME CHANGE. The Purchaser request has indicated the is an intention to change the name of the company.

8.  BUSINESS DURING TRANSITION. Purchaser and Seller agree that business will continue to be conducted in the name of the Company during the period from when this agreement is executed and through the Final Closing. Additionally, all working capital of the Company, including minimum capital required by FINRA and the SEC along with any net capital held as of the date of this Agreement shall remain with the Company at and through the Final Closing, however all such deposits and excess capital shall be paid by the Purchaser to the Seller on or before the Final Closing Date. The Purchaser fully indemnifies the Seller for any and all liability relating to such business that it incurs in the name of the Company during this period of transition.

9.   GOVERNING LAW. This Agreement shall be interpreted and governed in accordance with the laws of the State of Colorado. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that each party will pay their own portion of any reasonable attorney's fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

10.  CONDITIONS TO CLOSING. The Final Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects, and the Purchaser's timely payment and delivery to Seller of all sums de as of the date of Final Closing.

11.  SEVERABILITY. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

12.  ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation of all provisions of this Agreement.

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13. INVALIDITY. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, Paragraph, section or part of this Agreement.

14.  GENDER AND NUMBER: SECTION HEADINGS. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.  AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise specifically provided.

16.  ASSIGNMENT. This Agreement is not assignable by the Seller, however if the Seller agrees to an assignment by the Buyer, it shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

17.  CLOSING DOCUMENTS. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Final Closing.

18.  EXCLUSIVE AGREEMENT: AMENDMENT. This Agreement supersedes all prior agreements that may exist between the parties to this Agreement, or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

19.  FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

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20. PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

Purchaser:		Seller:
QMIS TBS Capital Group Corp.		Richfield Orion International, LLC

By:	/s/ Chin Yung Kong	By:	/s/ J. Brett Stuart
Name:	Chin Yung Kong	Name:	J. Brett Stuart
Title:	C.E.O.	Title:	Managing Member